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                                                                    EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Proxy Statement of Ledger Capital Corp. that is made a part of Amendment No. 1 to the Registration Statement (Form S-4 No. 333-67228) and related Prospectus of Anchor BanCorp Wisconsin Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated May 6, 1999, with respect to the consolidated statements of income, shareholders' equity, and cash flows of FCB Financial Corp., included in the 2001 Annual Report on Form 10-K/A of Anchor BanCorp Wisconsin Inc., for the year ended March 31, 1999, filed with the Securities and Exchange Commission.

                                                /s/ WIPFLI ULLRICH BERTELSON LLP
                                                --------------------------------
Green Bay, Wisconsin                            Wipfli Ullrich Bertelson LLP
September 13, 2001